UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2013

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

(a)           On June 26, 2013, Ares Commercial Real Estate Corporation (the “Company”) held its Annual Meeting at the Palmer House Hilton, 17 East Monroe Street, Chicago, Illinois 60603.

(b)           The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 9,267,162 shares of common stock outstanding on the record date, May 10, 2013.  The common stockholders of the Company voted on five matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting were as follows:

(1)           A proposal to elect three directors to serve for a term of three years, and until their successors are duly elected and qualify.

	FOR	WITHHELD	BROKER NON-VOTES
John B. Bartling, Jr.	5,212,488	735,836	2,409,206
Jeffrey T. Hinson	5,079,642	868,684	2,409,206
Todd S. Shuster	5,212,488	735,838	2,409,206

(2)           A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
8,111,568	6,539	239,425

(3)           A proposal to approve the issuance of the Company’s common stock upon conversion of the Company’s 7.000% Convertible Senior Notes due 2015 if the payment method selected by the Company requires the issuance of shares in excess of the New York Stock Exchange limits for share issuances without stockholder approval.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,642,999	62,795	242,532	2,409,206

(4)           A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,663,953	19,638	264,735	2,409,206

(5)           A proposal to approve, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
2,388,619	27,442	3,488,844	43,421	2,409,206

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 27, 2013

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Timothy B. Smith
Name: Timothy B. Smith
Title: Vice President